EXHIBIT I


                           DRINKER BIDDLE & REATH LLP
                                One Logan Square
                             18th and Cherry Streets
                           Philadelphia, PA 19103-6996
                           Direct Dial (215) 988-2719

                                January 31, 2000

Brazos Mutual Funds
5949 Sherry Lane
Suite 1600
Dallas, Texas  75225

         Re:      Brazos Mutual Funds
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Gentlemen:

                  We have acted as counsel for Brazos Mutual Funds, a Delaware business trust (the "Fund"), in connection with the registration by the Fund of its shares of beneficial interests, without par value. The Agreement and Declaration of Trust of the Fund authorizes the issuance of an indefinite number of shares of beneficial interest, which are divided into multiple classes. The Board of Trustees of the Fund (the "Board") has previously classified certain of the shares of beneficial interest and has previously authorized the issuance of shares of these series to the public. The shares of beneficial interest designated into each such series are referred to herein as the "Current Series Beneficial Interests"; the shares of Beneficial Interests that are not designated into series are referred to herein as the "Future Beneficial Interests"; and the Current Series Beneficial Interests and the Future Beneficial Interests are referred to collectively herein as the "Beneficial Interests." You have asked for our opinion on certain matters relating to the Beneficial Interests.

                  We have reviewed the Fund's Agreement and Declaration of Trust and By-laws, resolutions of the Board, certificates of public officials and of the Fund's officers and such other legal and factual matters as we have deemed appropriate. We have also reviewed the Fund's Registration Statement on Form N-1A under the Securities Act of 1933 (the "Registration Statement"), as amended through Post-Effective Amendment No. 8 thereto.

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                                                                       EXHIBIT I

                  This opinion is based exclusively on the laws of the Delaware Business Trust Act and the federal law of the United States of America.

                  We have assumed the following for purposes of this opinion:

                  1. The shares of Current Series Beneficial Interests have been, and will continue to be, issued in accordance with the Agreement and Declaration of Trust and By-laws of the Fund and resolutions of the Board and shareholders relating to the creation, authorization and issuance of the Current Series Beneficial Interests.

                  2. Prior to the issuance of any shares of Future Beneficial Interests, the Board (a) will duly authorize the issuance of such Future Beneficial Interests, (b) will determine with respect to each class of such Future Beneficial Interests the preferences, limitations and relative rights applicable thereto and (c) if such Future Beneficial Interests are classified into separate series, will duly take the action necessary to create such series and to determine the number of shares of such series and the relative designations, preferences, limitations and relative rights thereof ("Future Series Designations").

                  3. With respect to the shares of Future Beneficial Interests, there will be compliance with the terms, conditions and restrictions applicable to the issuance of such shares that are set forth in (i) the Fund's Agreement and Declaration of Trust and By-laws, each as amended as of the date of such issuance, and (ii) the applicable Future Series Designations.

                  4. The Board will not change the number of shares of any series of Beneficial Interests, or the preferences, limitations or relative rights of any class or series of Beneficial Interests after any shares of such class or series have been issued.

                  Based upon the foregoing, we are of the opinion that:

                  1. The Fund is authorized to issue an indefinite number of shares of Beneficial Interests.

                  2. The Board is authorized (i) to create from time to time one or more additional series of shares of Beneficial Interests and (ii) to determine, at the time of creation of any such series, the number of shares of such series and the designations, preferences, limitations and relative rights thereof.

                  3. All necessary action by the Fund to authorize the shares of Current Series Beneficial Interests has been taken, and the Fund has the power to issue the shares of Current Series Beneficial Interests.

                  4. The shares of Beneficial Interests will be, when issued in accordance with, and sold for the consideration described in, the Registration Statement (provided that (i) the price of such shares is not less than the par value thereof and (ii) the number of shares of any class or series issued does not exceed the authorized number of shares for such class or series as of the date of issuance of the shares), validly issued, fully paid and non-assessable by the Fund.

         We consent to the filing of this opinion with Post-Effective Amendment No. 8 to the Registration Statement to be filed by the Fund with the Securities and Exchange Commission.

                                             Very truly yours,


                                             /s/ DRINKER BIDDLE & REATH LLP
                                             ------------------------------
                                                 DRINKER BIDDLE & REATH LLP




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